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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549



                                    FORM 8-K
                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (date of earliest event reported) May 12, 1998.

                          Broughton Foods Company
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             (Exact name of registrant as specified in its charter)

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
     Ohio                              0-23429                  31-4135-025
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(State or other juris-         (Commission File No.)       (IRS Employer Identi-
fication No.)                                             diction of corporation)


210 N. Seventh Street
P.O. Box 656
Marietta, Ohio                                                  45750-0656
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code            (740) 373-4121
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                                 Not Applicable
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         (Former name or former address, if changes since last report)
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                    INFORMATION TO BE INCLUDED IN THE REPORT



Item 2.  Acquisition or Disposition of Assets

         On May 12, 1998, Broughton Foods Company ("Broughton"), an Ohio corporation, announced that it had executed a Stock Purchase Agreement dated May 12, 1998 with all the shareholders of LFD Holding Corp., a Delaware corporation ("LFD"), providing for the purchase of all the issued and outstanding capital stock of LFD for a cash price of approximately Nineteen Million Dollars ($19,000,000.00). LFD owns 100% of the capital stock of London's Farm Dairy, Inc., a Delaware corporation ("London's Farm") of Port Huron, Michigan. Consummation of the acquisition is conditioned upon satisfaction of the provisions of the Stock Purchase Agreement, including expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Upon consummation of such purchase, LFD and London's Farm will become wholly-owned subsidiaries of Broughton and will continue operations as such. Broughton anticipates utilizing its existing line of credit to provide the cash consideration required by the Stock Purchase Agreement.

         London's Farm processes milk, orange juice and cultured products in a Port Huron, Michigan facility, and produces ice cream at a Burton, Michigan plant.





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Item 7.  Financial Statements and Exhibits

         (c)     Exhibits

         The exhibits listed on the Exhibit Index on page 4 of this Form 8-K are filed herewith.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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                                                   BROUGHTON FOODS COMPANY
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                                                         (Registrant)



                                           /s/ Todd R. Fry
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Date: May 22, 1998                     Todd R. Fry, Chief Financial Officer
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                                 EXHIBIT INDEX

2.1 Stock Purchase Agreement among LFD Holding Corp., Broughton Foods Company and the shareholders of LFD Holding Corp., dated as of May 12, 1998.





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